UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 October 3, 2005
                                 --------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                      (Formerly Island Critical Care, Inc.)

       Deleware                   333-82434                   650967706
       --------                   ---------                   ---------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                            31 Walmer Road, Suite 6,
                         Toronto, Ontario M5R 2W7 Canada
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (416) 928-3095
                                 --------------
              (Registrant's Telephone Number, including area code)






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Item 5.02    Election of Directors and Appointment of Principal Officers
             -----------------------------------------------------------

On September 19,2005 the Company's board of directors appointed Mark Hlady and Bill Tighe to serve as directors until the next annual meeting. As well Mr. Hlady was appointed to the position of Chief Executive Officer and Mr. Tighe was appointed to the position of Chief Operating Officer.

Mr. Mark Hlady is the Chief Executive Officer and director of the Company. Prior to joining Kodiak Mr. Hlady was the Chief Executive Officer of Fortress Financial Corp., a private Alberta corporation. Mr. Hlady also currently serves as the President of Global Sport Marketing, managing the PGA's annual golf tournament in Calgary, Alberta. Prior to working for Fortress Financial Corp., Mr. Hlady served three terms as Member of the Legislative Assembly for Calgary-Mountain View of Alberta from June 1993 to November 2004. During his term in the Alberta Legislature Mr. Hlady served on many Oil & Gas and energy related committees including; Chair of the Standing Policy Committee on Energy and Sustainable Development for the Province of Alberta, Standing Policy Committee for Natural Resources of Alberta, Canadian Energy Research Institute
(CERI),US Energy Council - Foreign Representative (Canada), Alberta Representative to the Alaska Highway Pipeline Committee, Alberta/Alaska Bilateral Council and Government Representative to the Alberta Land Surveyors Association. Mr. Hlady has a Bachelor of Physical Education from the University of Calgary.

Mr. William Tighe is the Chief Operating Officer and a Director of the Company. Mr. Tighe's past experience involves more than 28 years in Operations, Maintenance, C&SU, Management and more recently Major/Minor Projects for both Canadian and other International Oil Companies. These experiences were in a variety of field settings from Heavy Oil Insitu, to Sour Gas/Liquids Plants in the Alberta/BC and the sub artic, to design offices, construction, C&SU and operation of Large Gas/Liquids Processing in SE Asia. Since 2004 Mr. Tighe has worked for Suncor Energy Ltd. as a Business Services Manager Growth Planning and Development. From 2000 until 2004 Mr. Tighe worked for Petro China International as Operations Development and Commissioning Manager. Prior to that, Mr. Tighe had extensive experience both in Alberta and internationally in the oil and gas industry. Mr. Tighe attended the University of Calgary where he studied general science and computer science. He holds an Interprovincial Power Engineering Certification II Class.

The company will pay Mr. Hlady and Mr. Tighe $5,000 per month each. The company does not have formal written employment agreements with either Mr. Hlady or Mr. Tighe.




(c) Exhibits.

         None

                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Kodiak Energy, Inc



DATED:   October 3, 2005                  /s/ Marc Juliar
         ---------------                  ----------------------------
                                              Marc Juliar
                                              President, and Director